EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-32501, No. 333-32503 and No. 333-90287.

ARTHUR ANDERSEN LLP


Denver, Colorado
September 28, 2000